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                                                                    EXHIBIT 5.1

                             [PANENERGY LETTERHEAD]

                                 April 25, 1996

PanEnergy Corp
5400 Westheimer Court
Houston, Texas 77056

Dear Sirs:

     This opinion is provided in connection with the registration under the Securities Act of 1933 (the "Act") of 1,000,000 shares (the "Securities") of Common Stock, par value $1.00 per share, of PanEnergy Corp, a Delaware corporation (the "Company"). As General Counsel of the Company, I am generally familiar with the organization and affairs of the Company. Lawyers in the Legal Department of the Company have been asked, by me or others, to review legal matters arising in connection with the registration under the Act of the Securities. Accordingly, some of the matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and applicable law, and the opinion herein expressed is my own or the opinion of other lawyers in which I concur. In rendering the opinion expressed herein, I or lawyers in the Legal Department of the Company have examined such corporate records, certificates and other documents and such questions of law as were considered necessary or appropriate for the purposes hereof.

     Based upon the foregoing, I am of the opinion that when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the terms of the sale of the Securities have been duly established in conformity with the Company's Restated Certificate of Incorporation, and any Securities originally issued by the Company in connection with the Tax Credit Employee Stock Ownership Plan of Panhandle Eastern Corporation and Participating Affiliates have been duly issued and sold as contemplated by the Registration Statement, such originally issued Securities will be validly issued, fully paid and nonassessable.


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                                                                    EXHIBIT 5.1
                                                                    Continued

PanEnergy Corp
April 25, 1996
Page 2



     The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. I have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by me to be responsible.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                    Very truly yours,


                                    /s/ CARL B. KING


                                    Carl B. King
                                    Senior Vice President
                                      and General Counsel